UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2016

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	0-18225	77-0059951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 22, 2016, Cisco Systems, Inc. (the “Company”) entered into an underwriting agreement with Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, on behalf of the several underwriters named therein in connection with the offer and sale of senior notes in an underwritten public offering (the “Offering”). The Offering is expected to be completed on February 29, 2016. The underwriting agreement includes the terms and conditions for the debt securities, indemnification and contribution obligations, and other terms and conditions customary in agreements of this type. Upon completion of the Offering, the following debt securities (collectively, the “Notes”) will be issued by the Company:

Floating Rate Notes due February 21, 2018. The aggregate principal amount of Floating Rate Notes due February 21, 2018 (the “Floating Rate Notes”) will be $1,000,000,000. These notes will mature on February 21, 2018 and bear interest at a floating rate of three-month LIBOR plus 0.600% per annum, reset and payable quarterly on February 21, May 21, August 21 and November 21 of each year, commencing on May 21, 2016. The Floating Rate Notes will not be redeemable by the Company.

1.400% Senior Notes due 2018. The aggregate principal amount of 1.400% Senior Notes due 2018 (the “2018 Fixed Rate Notes”) will be $1,250,000,000. These notes will mature on February 28, 2018 and bear interest at a fixed rate of 1.400% per annum, payable semi-annually on February 28 and August 28 of each year, commencing on August 28, 2016. The 2018 Fixed Rate Notes will be redeemable, in whole or in part at any time or from time to time, at the Company’s option, at the applicable “make-whole premium” redemption price described below.

1.600% Senior Notes due 2019. The aggregate principal amount of 1.600% Senior Notes due 2019 (the “2019 Fixed Rate Notes”) will be $1,000,000,000. These notes will mature on February 28, 2019 and bear interest at a fixed rate of 1.600% per annum, payable semi-annually on February 28 and August 28 of each year, commencing on August 28, 2016. The 2019 Fixed Rate Notes will be redeemable, in whole or in part at any time or from time to time, at the Company’s option, at the applicable “make-whole premium” redemption price described below.

2.200% Senior Notes due 2021. The aggregate principal amount of 2.200% Senior Notes due 2021 (the “2021 Fixed Rate Notes”) will be $2,500,000,000. These notes will mature on February 28, 2021 and bear interest at a fixed rate of 2.200% per annum, payable semi-annually on February 28 and August 28 of each year, commencing on August 28, 2016. The 2021 Fixed Rate Notes will be redeemable, in whole or in part at any time or from time to time, at the Company’s option, at the applicable “make-whole premium” redemption price described below.

2.600% Senior Notes due 2023. The aggregate principal amount of 2.600% Senior Notes due 2023 (the “2023 Fixed Rate Notes”) will be $500,000,000. These notes will mature on February 28, 2023 and bear interest at a fixed rate of 2.600% per annum, payable semi-annually on February 28 and August 28 of each year, commencing on August 28, 2016. The 2023 Fixed Rate Notes will be redeemable, in whole or in part at any time or from time to time, at the Company’s option, at the applicable “make-whole premium” redemption price described below.

2.950% Senior Notes due 2026. The aggregate principal amount of 2.950% Senior Notes due 2026 (the “2026 Fixed Rate Notes”, and together with the 2018 Fixed Rate Notes, the 2019 Fixed Rate Notes, the 2021 Fixed Rate Notes and the 2023 Fixed Rate Notes, the “Fixed Rate Notes”) will be $750,000,000. The 2026 Fixed Rate Notes will mature on February 28, 2026 and bear interest at a fixed rate of 2.950% per annum, payable semi-annually on February 28 and August 28 of each year, commencing on August 28, 2016. The 2026 Fixed Rate Notes will be redeemable, in whole or in part at any time or from time to time, at the Company’s option, at the applicable “make-whole premium” redemption price described below.

The “make-whole premium” redemption price will be equal to the greater of (a) 100% of the principal amount of the Fixed Rate Notes to be redeemed and (b) the sum of the present values of the remaining scheduled payments thereon discounted to the date of redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined in the Notes) plus 10 basis points with respect to the 2018 Fixed Rate Notes, 12.5 basis points with respect to the 2019 Fixed Rate Notes, 15 basis points with respect to the 2021 Fixed Rate Notes, 20 basis points with respect to the 2023 Fixed Rate Notes and 25 basis points with respect to the 2026 Fixed Rate Notes. Accrued interest will be paid to but excluding the relevant redemption date.

The Notes will be issued pursuant to an Indenture, dated as of March 3, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes will be unsecured and will rank equally in right of payment with all of the Company’s other existing and future senior unsecured indebtedness. The Notes will structurally rank junior to all liabilities of the subsidiaries of the Company.

The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-194090) (the “Registration Statement”). In connection with the Offering, the Company is filing the underwriting agreement as Exhibit No. 1.1 to this current report on Form 8-K, which is to be incorporated by reference in its entirety into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Document

1.1	Underwriting Agreement, dated February 22, 2016, among the Company and Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: February 23, 2016	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Underwriting Agreement, dated February 22, 2016, among the Company and Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.